Exhibit 99.1

Generation Zero Group, Inc. Acquires Leading
Physician Online Job Board
PhysicianWork.com

Atlanta, GA – February 14, 2011 — Generation Zero Group, Inc. (the “Company”) (OTCBB: GNZR) today announced that its newly formed wholly-owned subsidiary MedicalWork, LLC has merged with StaffMD, Inc.  As a result of the merger, the Company acquired StaffMD’s business known as PhysicianWork.com, which is a leading online job-posting website for physicians.  PhysicianWork.com has been in business in excess of ten years, and its online job network also includes DoctorWork.com and LocumTenensWork.com.

In addition to the job posting business, the Company acquired StaffMD’s portfolio of URL’s or domain names that the Company believes have significant value and opportunity.  This portfolio includes the URL PhysicianJobs.com which is currently directed to PhysicianWork.com.  Jeffrey Sisk, the founder of PhysicianWork.com will remain in charge of MedicalWork, LLC, and the PhysicianWork.com business after the merger.

The Company intends to aggressively manage PhysicianWork.com as the online recruiting market continues to expand.  PhysicianWork will remain focused solely on the physician community.  The Company intends to monetize the portfolio of URL’s that were acquired in the transaction which include PhysicianJobs.com.  This process may include licensing the URL’s or developing the URL’s internally or in some type of joint venture.

Commenting on the announcements, Generation Zero Group, Inc. Chief Executive Officer Matthew Krieg added, “Jeff Sisk has done a great job of building PhysicianWork.com into a leader in its field.  PhysicianWork’s annual revenues have ranged between $700,000 and $1.7 million over the last five years and it is a high margin business.  We are focused on keeping the revenues at or above the high end of this range and utilizing the portfolio of URLs we acquired to develop new revenue sources.  If we are able to meet our goals with this acquisition and the Find.com acquisition from last summer, we hope to look to move the Company to a listing on a higher exchange as soon as we can meet the particular exchange’s criteria."

Also commenting on the transaction, Jeffrey Sisk added, “I am encouraged by Generation Zero’s desire to focus on premium domains.  I am dedicated to growing PhysicianWork.com and also helping Generation Zero develop its other assets including Find.com and the portfolio of URL’s that were acquired in this transaction.”

About Generation Zero Group, Inc.:

Generation Zero Group, Inc.  (www.generationzerogroup.com)  Based in Atlanta, Georgia, Generation Zero Group, Inc. is focused on having control over or significant ownership interests in Premium Domain names, next-generation Technologies and Businesses with strong growth potential.  The Company intends to use its expertise in Internet marketing, search engine optimization, and cutting edge technology to build and expand its business interests in these respective markets.

This press release may contain forward-looking statements, including information about management’s view of the Company’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of the Company, and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents the Company files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company.